United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007 (October 31, 2007)

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2007, ePlus inc. (the “Company”) entered into an employment agreement with Kleyton L. Parkhurst, the Senior Vice President, Treasurer and Assistant Secretary of the Company.  The employment agreement replaces the employment agreement previously entered into between the Company and Mr. Parkhurst.  The material terms of the employment agreement are summarized below.

The agreement is effective as of November 1, 2007 and has a term of one (1) year (the “Employment Term”).  If the Employment Term ends without the parties entering into a new employment agreement or extending the Employment Term, Mr. Parkhurst shall continue as an at-will employee.  The agreement specifies a base annual salary of $250,000.  In addition, Mr. Parkhurst will be eligible for an annual bonus and certain other benefits such as reimbursement of business expenses.

If  Mr. Parkhurst’s employment is terminated due to death or Incapacity (as defined in the employment agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the 2008 Executive Incentive Plan, and, in the case of Incapacity, an additional amount equal to the greater of (a) the balance of his base salary through the end of the Employment Term or (b) an amount equal to six (6) months of his base salary.

Under the terms of the employment agreement, the Company may terminate Mr. Parkhurst’s employment at any time with or without Good Cause (as defined in the employment agreement).  If the Company terminates Mr. Parkhurst’s employment without Good Cause or Mr. Parkhurst terminates his employment for Good Reason (as defined in the employment agreement), then he shall be entitled to (a) payment in an amount equal to the greater of the remaining balance to his salary to the end of the Employment Term or an amount equal to six (6) months of base salary, and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than six months after termination.  If the Company and Mr. Parkhurst have not entered into a new employment agreement or extended the Employment Term, and within ten (10) days following the end of the Employment Term, Mr. Parkhurst gives notice of an at-will termination, then he shall be entitled to (a) an amount equal to six (6) months of his base salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than six months after termination.

Mr. Parkhurst has agreed to non-solicitation, non-compete and confidentiality provisions in his employment agreement.

The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.                                            Description

99.1	Employment Agreement dated as of October 31, 2007 by and between ePlus inc. and Kleyton L. Parkhurst.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini, CFO
Steven J. Mencarini
Date: November 6, 2007	Chief Financial Officer